Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

November 14, 2019

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

Re:    Registration of Securities by Sarepta Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the offer and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) by the selling stockholder set forth in the Registration Statement (the “Selling Stockholder”).

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that, as of the date hereof, the Shares to be sold by the Selling Stockholders have been validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP